Exhibit 10.11

LEASE

BETWEEN

HOLLIS GENERAL PARTNERSHIP (LANDLORD)

AND

DIASSESS, INC. (TENANT)

HOLLIS GENERAL PROJECT

Emeryville, California

OFFICE LEASE

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

1412 62nd Street (a portion of the Hollis General Building)

Emeryville, California 94608

(2)	LANDLORD AND ADDRESS:

Hollis General Partnership

c/o Wareham Development

1120 Nye Street, Suite 400

San Rafael, California 94901

(3)	TENANT AND CURRENT ADDRESS:

(a)	Name: Diassess, Inc.

(b)	State of incorporation: Delaware

Notices to Tenant shall be addressed:

Diassess Inc.

PO Box 9526

Berkeley, CA 94709

Attention: John Waldeisen

(4)	DATE OF LEASE: as of January 30, 2015

(5)	LEASE TERM: Thirty-seven and one-half (37 1/2) Months (plus any partial calendar month following the Commencement Date).

(6)	PROJECTED COMMENCEMENT DATE: February 1, 2015

(7)

EXPIRATION DATE: The last day of the thirty-seventh and one-half (37 1⁄2) calendar month following the Commencement Date. By way of example, if the Commencement Date was February 1, 2015, the Expiration Date would be March 15, 2018; if the Commencement Date was February 5, 2015, the Expiration Date would be April 15, 2018.

(8)

MONTHLY BASE RENT: $5,713.40 increasing by three percent (3%) effective on the first day of the thirteenth calendar month following the Commencement Date and annually thereafter throughout the Lease Term. Tenant shall prepay the first month of actual rent due to Landlord concurrently with the execution hereof. In addition to Monthly Base Rent, Tenant shall be responsible for its all janitorial and utilities expenses associated with its space as well as for increases in all other Operating Expenses and Taxes above the amount of those in the Base Year, doing so in the form of Rent Adjustments and Rent Adjustment Deposits as defined herein

Notwithstanding the above, Landlord and Tenant hereby agree that Monthly Base Rent for the first full one and one-half (1 1/2) calendar months of Lease Term shall be abated. Tenant shall remain responsible for janitorial, utility and parking charges under the Lease during said one and one-half months.

(9)	BASE YEAR: 2015

(10)	RENTABLE AREA OF THE PREMISES: 2,332 square feet

(11)	SUITE NUMBER: 1412 62nd Street

(12)	SECURITY DEPOSIT: $6,243.19. The Security Deposit shall be paid to Landlord concurrently with the execution hereof.

(13)

TENANT’S USE OF PREMISES: General office and non-hazardous research and development related to medical diagnostics. Tenant has represented and warranted to Landlord that any BSL work shall be safely conducted in Tenant bio-safety cabinet(s).

(14)

PARKING: One (1) space at a location designated by Landlord, for which Tenant shall pay to Landlord Landlord’s quoted monthly rates which may change from time to time, which rate as of the Date of Lease is $70.00 per space per month.

(15)	BROKERS: Landlord’s Broker: Jonathan Tomasco at Cornish & Carey/NKF Tenant’s Broker: Mike Raffetto at DTZ

(16)

TENANT IMPROVEMENT ALLOWANCE: None. Tenant will accept the Premises in its as-is condition. Tenant hereby agrees to apply removable film to the exterior windows sufficient to block direct view inside the Premises by people on the sidewalk outside. Tenant shall, at its sole cost and expense, have the right to install 220V electrical outlets in the Premises in manners and quantities acceptable to Landlord and in reasonable proportion to the power available in the Project and to Tenant’s reasonable pro-rata share of said availability. Tenant shall have the right, at its sole cost and expense, to replace any or all of the existing carpet with VCT and, at the expiry of the Lease, if Landlord so requests, shall replace the carpet.

ENUMERATION OF EXHIBITS AND RIDER

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Plan of Premises
EXHIBIT B	Workletter Agreement
EXHIBIT C-1	Laboratory Rules and Regulations
EXHIBIT C-2	Rules and Regulations
RIDER 1	Renewal Options
RIDER 2	Commencement Date Agreement

1.2	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

BUILDING: The building located at the address specified in Section 1.1. The Building may include office, lab, retail, warehouse, manufacturing, food preparation, residential and other uses.

COMMENCEMENT DATE: The date specified in Section 1.1 as the Projected Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems, if any are applicable.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.& S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

EXPIRATION DATE: The date specified in Section 1.1, as determined under Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of a party, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: None. LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the Commencement Date and ending on the last day of the 12th full month thereafter, and each subsequent twelve month, or shorter (if applicable), period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.1.

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Property (including, without limitation, property management fees, costs and expenses, and the amortized portion of any Permitted Capital Expenditure, together with interest thereon, and the costs of changing utility service providers) including the cost of operating the health center and conference room in Emery Station 1 for the benefit of the Project. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws which were not in force or enforced against the Property as of the Commencement Date of this Lease (collectively, “Permitted Capital Expenditures”), (iii) depreciation charges, (iv) interest, amortization, attorney fees, costs of environmental investigations or reports, points, fees, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, principal payments on loans or other debt instrument encumbering the Building or the Project (except for loans for Permitted Capital Expenditures as provided above), (v) depreciation, interest, and amortization on ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, or a third party. Insurance proceeds which reimburse Landlord for any casualty loss or damage which was previously passed through as an Operating Expense shall be deducted from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses; (ix) legal fees and expenses incurred in negotiating leases of tenants or prospective tenants or other prospective occupants of the Project or enforcing lease obligations of tenants in the Project; (x) Landlord’s general corporate overhead, and general administrative expenses, including the salaries of management personnel who are not directly related to the Building or Project and primarily engaged in the operation, maintenance, and repair of the Building or Project, except to the extent that those costs and expenses are included in the management fees; (xi) the cost of providing any service directly to and paid directly by any tenant; (xii) The cost of maintaining the interior portions of the Premises; the costs of maintaining the HVAC, fire sprinkler system, or other systems; security; trash disposal or janitorial services within the leased Premises, which are paid directly by Tenant; (xiii) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (xiv) insurance premiums to the extent of any refunds of those premiums; and insurance deductibles in excess of commercially reasonable levels for comparable buildings; (xv) any bad debt loss, rent loss, or reserves for bad debt or rent loss; (xvi) interest or penalties resulting from: (a) late payment of any Operating Expense by Landlord due to Landlord’s negligence or willful misconduct (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute); or (b) Any amount payable by Landlord to any tenant resulting from Landlord’s default in its obligations to that tenant; (xvii) Costs, fees, and compensation paid to Landlord, or to Landlord’s subsidiaries or affiliates, for services in or to the Building or the Project to the extent that they exceed the charges for comparable services rendered by an unaffiliated third party of comparable skill, competence, stature, and reputation; (xviii) management fees in excess of three and one-half (3 1/2%) percent of the Gross Receipts from the Building; (xix) costs associated with (a) operation of the business of the ownership of the Building or Project or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building or Project operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building or Project; and disputes between Landlord and Landlord’s property manager; (b) wages, salaries, and other compensation paid to any executive employee of Landlord or Landlord’s property manager above the grade of building manager for the Building or Project (accounting is presently handled off-site); (xxi) costs arising from the presence of any Hazardous Material in or about the Premises, Building, or Real Property (including Hazardous Material in the ground, water, or soil) that was not placed in the Premises, Building, or Real Property by Tenant; (xxii) costs incurred because the Building, Project, or Common Areas violate any valid, applicable building code, regulation, or law in effect and as interpreted by government authorities before the date on which this Lease is signed. This exclusion from Operating Expenses shall include fines, penalties, interest, and the costs of repairs, replacements, alterations, or improvements necessary to make the Building, Project, or Common Areas comply with applicable past laws in effect and as interpreted by government authorities before the date on which this Lease is signed, such as sprinkler installation or requirements under the Americans with Disabilities Act of 1990 (42 USC §§12101-12213); (xxiii) costs of: (a) initial construction of the Building; (b) reconstruction of the Building (other than any allowable deductibles); (c) modification, alteration, or repair of any portion of the Building due to faulty construction (other than by Tenant) or latent defects in that construction where the obligation for the same is otherwise described herein as an obligation of Landlord; or (d) correcting latent defects in the Building or any equipment or fixtures appurtenant to, or used in, the Building, except as otherwise provided in this Lease; (xxiv) Costs incurred in installing, operating, and maintaining any specialty service that is not necessary for Landlord’s provision, management, maintenance, and repair of required services for the operation of the Building or Project or any associated parking facilities. The following are examples of these specialty services: observatory; broadcasting facilities (other than the life-support and security system for the Building); luncheon club, cafeteria, or other dining facility; newsstand; flower service; shoeshine service; carwash; and helicopter pad (other than the Building’s emergency and life-safety helicopter facilities if any); provided that this exclusion shall not apply to such improvements as are required by any governmental agency or owner’s association; (xxv) any costs or expenses relating to the financing of the Building or Project costs made in connection with any child-care facilities, , housing replacement or linkage fees, ; (xxvi) charitable or political contributions made by Landlord; (xxvii) fees or dues payable to trade associations, industry associations, or similar associations; (xxviii) entertainment, dining, or travel expenses for any purpose; (xxix) flowers, gifts, balloons, or similar items provided to any entity, including Tenant, other tenants, employees, vendors, contractors, prospective tenants, and agents.

If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord’s reasonable discretion, allocable solely to a specific use, area or portion of the Building shall be equitably allocated by Landlord between such uses, areas or portions.

PREMISES: The space located in the Building at the Suite Number listed in Section 1.1 and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the office building located at the street address specified in Section 1.1 in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of the increases in Operating Expenses applicable to the Premises above the amounts of Operating Expenses in the Base Year, as well as the increases in Taxes above the amount of Taxes in the Base Year. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable calendar year. On or before the beginning of each calendar year or with Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such calendar year and the extent to which either or both of those exceed the respective amounts during the Base Year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during a calendar year.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.1.

SECURITY DEPOSIT: The funds specified in Section 1.1, if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work, except for minor insubstantial details of decoration or mechanical adjustments which remain to be done and which do not materially interfere with Tenant’s use or occupancy of the Premises.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Notwithstanding the foregoing, any real estate documentary transfer tax shall be excluded from Taxes hereunder.

TENANT ADDITIONS: Collectively, Landlord Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.1(b).

TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by or is described as follows:

(1) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

(2) Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(3) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(4) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time. Tenant acknowledges that the Rentable Area of the Building may change during the Term.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

ARTICLE 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1	LEASE OF PREMISES

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.2	TERM

(a) The Commencement Date shall be the date determined as follows:

(1) Subject to Tenant Delay, if the Landlord Work is Substantially Completion or before the Projected Commencement Date, then on the date which is the earlier to occur of: (a) the Projected Commencement Date, or (b) the date Tenant first occupies all or part of the Premises for the conduct of business; or

(2) Subject to Tenant Delay, if the Landlord Work is not Substantially Complete by the Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

In either event, Tenant shall have access to the Premises between the Execution Date hereof and the Commencement Date during which it can proceed with Tenant Improvement Work and to move in to the suite, Tenant’s access thereto being governed by all the terms of this Lease other than the requirement to pay Rent.

(b) Within thirty (30) days following the Commencement Date, Landlord and Tenant shall amend this Lease (the form of which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date.

2.3	FAILURE TO GIVE POSSESSION

If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the Landlord Work not being Substantially Complete, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until ten (10) days after the Premises are delivered to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. The Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. The Premises shall be deemed to be ready for Tenant’s occupancy in the event Landlord’s Work is Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties. Notwithstanding the foregoing, if the Premises have not been delivered to Tenant within thirty (30) days following the Projected Commencement Date, Tenant shall have the right to terminate this Lease by delivery of written notice thereof to Landlord; in which event, all sums deposited by Tenant shall be restored to Tenant and neither party shall have any further obligations or rights hereunder.

2.4	CONDITION OF PREMISES

Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

ARTICLE 3

RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.1, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including

Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE 4

RENT ADJUSTMENTS AND PAYMENTS

4.1	RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Lease Year as follows:

(1) The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable Lease Year to the extent those exceed Tenant’s Share of Operating Expenses for the Base Year, monthly during the Term with the payment of Monthly Base Rent; and

(2) The Rent Adjustment Deposit representing Tenant’s Share of Taxes for the applicable Lease Year to the extent those exceed Tenant’s Share of Taxes for the Base Year, monthly during the Term with the payment of Monthly Base Rent; and

(3) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any Lease Year shall be Tenant’s Share of Operating Expenses for such year and Tenant’s Share of Taxes for such year, to the extent each exceeds the respective amounts applicable to the Base Year.

4.2	STATEMENT OF LANDLORD

As soon as feasible after the expiration of each calendar year, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(1) Operating Expenses and Taxes for the previous calendar year and for the Base Year;

(2) The amount of Rent Adjustments due Landlord for the last calendar year, after credit for Rent Adjustment Deposits paid, if any; and

(3) Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year. During the last complete Lease Year or during any partial Lease Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments (and Landlord’s obligation to refund any overpayment) survive the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable, and if Landlord’s liability for refund exceeds the Rent Adjustments payable for one month, any excess shall carry over into the following month.

4.3	BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with generally accepted accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of ninety (90) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within thirty (30) days after Tenant’s receipt thereof, then Landlord’s Statement shall be considered final and accepted by Tenant. If Tenant does dispute any Landlord’s Statement, and Tenant subsequently conducts a review of Landlord’s books within the 90-day period referenced above, Tenant shall deliver a copy of any such audit to Landlord at the time of its completion. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. In the event that Tenant’s audit reveals any overstatement of any Operating Expenses or Taxes of five (5%) percent or more, Landlord shall pay all reasonable, third-party costs of Tenant’s audit; otherwise, such audit shall be at Tenant’s sole cost and expense. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity (“Confidentiality Requirement”). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of Tenant’s breach of the Confidentiality Requirement.

4.4	TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.5 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5

SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord’s application of the Security Deposit shall not constitute a waiver of Tenant’s default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord’s interest under this Lease, Landlord’s obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law.

ARTICLE 6

SERVICES

6.1	LANDLORD’S GENERAL SERVICES

So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses: tempered and cold water for use in the lavatories from the regular supply of the Building, the cost of which Tenant shall pay to Landlord.

6.2	ELECTRICAL SERVICES

(a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises (the cost of which Tenant shall pay to Landlord or, at Landlord’s election, directly to the utility provider), electric current for general office and research and development use, and within the scope of the existing electrical lighting and outlets plus any added to the Premises as part of the Tenant Improvement Work. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord’s prudent business judgment, Tenant shall not: (i) make any alterations or additions to the electric equipment or systems; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers, laptop computers and ancillary equipment. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to its capacity.

(b) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within thirty (30) days after notice from Landlord and shall not be included as part of Operating Expenses.

6.3	TELEPHONE SERVICES

All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord’s Work, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels, so long as such entity is competitively priced with other similar vendors. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises on not less than 24 hours advance notice, and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, unless such interruption, diminution, delay or discontinuance is due to the gross negligence or intentional conduct by Landlord or its agents or employees.

6.4	DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

6.5	CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

ARTICLE 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1	POSSESSION AND USE OF PREMISES

(a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.1 to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of (unless Tenant agrees to pay such increased cost), or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

(b) Landlord shall provide Tenant with a Building Standard amount of Keys to the Premises at no cost to Tenant, except that Tenant shall pay Landlord’s standard charge for additional keys if any of Tenant’s Keys are lost or stolen or not returned at the end of the Lease.

(c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Landlord shall be responsible for ADA Title III compliance in the Premises if such requirements are triggered by or required in connection with the Landlord Work and Tenant shall be responsible for ADA Title III Compliance in the Premises except for the Landlord Work, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s unique use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

(d) Hazardous Materials.

(1) Definitions. The following terms shall have the following meanings for purposes of this Lease:

(1) “Biohazardous Materials” means any and all substances and materials defined or referred to as a medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

(2) “Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

(3) “Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above: (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any fair market or fair market rental value of the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

(4) “Handling,” when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.

(5) “Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s. CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

(6) “Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015¬25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes, regulations or other Legal Requirements relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Legal Requirement now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

(7) “Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a `’hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

(8) “Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

(9) “Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, Surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

(10) “Tenant’s Contamination” means any Hazardous Material Release on or about the Property by Tenant and/or its agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees (a “Tenant Party”).

(11) “Landlord’s Contamination” means any hazardous materials (a) which exist in, on, under or in the vicinity of the Project as of the date of this Lease or (b) which migrate onto or beneath the Project from off-site sources during the term of the Lease or after termination of the Lease or (c) come onto, in, under or about the Project as a result of the grossly negligent acts or omissions of Landlord or its agents, servants, employees, contractors, suppliers, vendors, invitees or any other tenant in the Project. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord’s Contamination.

(2) Handling of Hazardous Materials. The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a radio/bio-pharmaceutical, research, development, preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the Use, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a radio/bio pharmaceutical research, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Legal Requirements, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant’s Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises.

(3) Disposition or Emission of Hazardous Materials. Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials except to the extent authorized by permit at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws, with Landlord’s Rules and with all other applicable legal and regulatory requirements.

(4) Information Regarding Hazardous Materials. Tenant shall provide the following information and/or documentation to Landlord in writing prior to the Commencement Date, and thereafter shall update such information and/or documentation (x) annually, in January of each calendar year, (y) upon any material change in Tenant’s Hazardous Materials inventory or in Tenant’s business operations involving Hazardous Materials, and (z) at such other times as Landlord may reasonably request in writing from time to time, which updates shall reflect any material changes in such information and/or documentation:

(i) An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials.

(ii) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

(iii) All Material Safety Data Sheets (“MSDSs”), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

(iv) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.

(v) A copy of any Hazardous Materials Business Plan required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of Emeryville. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including (but not limited to) information regarding Tenant’s Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project.

(vi) Any Contingency Plans and Emergency Procedures required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.

(vii) Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

(viii) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises. (The parties presently anticipate, however, that Tenant will not be required to maintain a separate, individual discharge permit.)

(ix) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof.

(x) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Legal Requirements relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed with any governmental authority or available to the public at large. Landlord may provide such information to its lenders, consultants or investors provided such entities agree to keep such information confidential.

(5) Indemnification; Notice of Release. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Legal Requirements, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all costs of any Environmental Damages due to Landlord’s Contamination or which arise during or after the Term of this Lease, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about or under the Premises, Building or Property, except to the extent caused by Tenant or any Tenant Party; provided that Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not of the type used by Tenant in the Premises. Tenant shall be conclusively presumed to have met its burden to the extent that any Hazardous Materials are identified in any environmental report or other data on the date of commencement of this Lease as being present, or are not used by Tenant. Tenant shall have no obligation to remedy any Hazardous Materials contamination, nor to indemnify Landlord or any Landlord Parties therefrom, which was not caused or released by a Tenant Party.

(6) Governmental Notices. Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

(7) Inspection by Landlord. In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry. Landlord shall comply with any security precautions reasonably imposed by Tenant during any entry onto the Premises and shall minimize to the extent reasonably possible, any interference with Tenant’s use of the Premises caused by such entry. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Legal Requirements in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

(8) Monitoring by Landlord. Landlord reserves the absolute right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within thirty (30) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section.

(9) Discovery of Discharge. If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Legal Requirements or otherwise adversely affects the Building’s or the Project’s compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time (x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Legal Requirements and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the release, and (y) in the case of any other breach of Tenant’s obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

(10) Post-Occupancy Study. If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the Term of this Lease, then no later than fifteen (15) days prior to the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of any Tenant Contamination in, on and about the Premises and the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

(11) Emergency Response Plans. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant’s Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term of this Lease, Landlord shall consult with Tenant in the course of preparing such plans, procedures or modifications in order to try to ensure that they will accurately reflect and be consistent with Tenant’s operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord’s adoption or modification of any such plans or procedures so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant’s Use of or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises.

(12) Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the

Premises, Tenant shall provide Landlord with copies of Tenant’s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Legal Requirements or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Legal Requirements.

(13) Deemed Holdover Occupancy. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

(i) If Tenant Handles any Radioactive Materials in or about the Premises during the term of this Lease, and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying a portion of the Premises for a use similar to the Use as long as Tenant’s permit or license for handling the same remains open, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the Term of this Lease, Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue to pay Rent and other charges in accordance with the holdover provisions of this Lease solely for that portion of the premises which is covered by the Radioactive Materials license, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

(ii) If Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and at the otherwise applicable termination or expiration of the Term of this Lease Tenant has failed to remove from the Premises and the Building all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials during the Term of this Lease, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

(14) Survival of Obligations. Each party’s obligations under this Section shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable law with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party’s obligations under this Section. Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable law with respect to Hazardous Materials, Environmental Conditions and/or compliance with Legal Requirements.

(15) Laboratory Rules and Regulations. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations (“Laboratory Rules and Regulations”) attached to this Lease as Exhibit C-1 and with all reasonable modifications and additions thereto which Landlord may make from time to time, so long as such modifications and additions neither materially increase Tenant’s obligations nor materially diminish Tenant’s rights hereunder..

7.2	LANDLORD ACCESS TO PREMISES; APPROVALS

(a) Upon not less than 24 hours advance notice (except in an emergency, in which case only such notice as is reasonable under the circumstances shall be required), Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered, and Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c) Upon not less than 24 hours advance notice (except in an emergency, in which case only such notice as is reasonable under the circumstances shall be required), Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section

7.2(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

(e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3	QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8

MAINTENANCE

8.1	LANDLORD’S MAINTENANCE

Subject to the provisions of Articles Four, Fourteen and Fifteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building (which costs shall not be included in Operating Expenses except to the extent qualifying as a Permitted Capital Expenditure), and, subject to inclusion in Operating Expenses, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.2	TENANT’S MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (except that in the event of an emergency only such notice as is reasonable under the circumstances shall be required), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

ARTICLE 9

ALTERATIONS AND IMPROVEMENTS

9.1	TENANT ALTERATIONS

(a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts with them. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of Decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b) All Landlord Work and Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord upon the expiration or earlier termination of this Lease and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

9.2	LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1	ASSIGNMENT AND SUBLETTING

(a) Except as provided in subsection (d) below, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.2, Landlord shall not unreasonably withhold, delay or condition its consent to a subletting or assignment under this Section 10.1. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least twenty (20) days prior to the commencement date of the term of the proposed sublease or assignment. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.2 within fifteen (15) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project if Landlord has space then available that would satisfy such other tenant’s space needs. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(1) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord in Landlord’s reasonable judgment; or

(2) in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

(3) any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

(4) the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request, but only if and to the extent that Landlord then has space available in the Project suitable and acceptable to the prospective sublessee or assignee; or

(5) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

(c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease to the extent applicable to that portion of the Premises sublet or assigned. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d) So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord, to (i) an Affiliate, or (ii) a successor to Tenant by purchase or other acquisition of Tenant’s capital stock or substantially all of Tenant’s assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Tenant is not then in Default under this Lease; (2) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed transfer together with the information required hereunder and such entity shall expressly assume Tenant’s obligations hereunder; (3) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date immediately prior to such transfer; and (4) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant’s successor shall have a net worth equal to Tenant’s net worth at the date immediately prior to such transfer.

10.2	RECAPTURE

If Tenant proposes to assign this Lease in its entirety, or to sublet substantially all of the Premises for substantially all of the remaining Term hereof, Landlord shall have the option to terminate this Lease (“recapture”) effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the Premises on the effective date of recapture, such date being the Termination Date of the Lease.

10.3	EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all Rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles. Notwithstanding the foregoing or any other provision of this Lease, Landlord shall not be entitled to any portion of any sums paid or payable by the sublessee or assignee attributable to (a) the fair market value of any furniture, equipment or furnishings transferred to such sublessee or assignee; (b) good will and/or the fair market value of the Tenant as an ongoing business, if the sublease or assignment occurs in connection with the sale of Tenant’s business.

10.4	TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease but in no event shall such amendments, modifications, or further actions of Landlord occurring after the effective date of such assignment and subletting materially increase Tenant’s obligations or liability hereunder. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease; provided that if such consent is sought in connection with a sublease or assignment not involving a change of use or alterations of the Premises the attorneys fees recoverable by Landlord shall not exceed $500. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5	ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord upon notice from Landlord of the event of a Tenant Default.

10.6	PROCESSING EXPENSES

Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of $750.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

ARTICLE 11

DEFAULT AND REMEDIES

11.1	EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(1) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments when due;

(2) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

(3) the interest of Tenant in this Lease is levied upon under execution or other legal process, which is not challenged within thirty (30) days following such event;

(4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(5) Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(6) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(7) any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(8) upon the dissolution of Tenant.

11.2	LANDLORD’S REMEDIES

(a) A Default which remains uncured after notice and the expiration of any applicable grace period shall constitute a Breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

(b) With respect to a Breach, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property in accordance with Law under this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage in accordance with Law. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 10.2, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f) For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service, unless Tenant has provided Landlord with written notice of a different “place of residence,” “usual place of business.”

(g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h) No delay or omission in the exercise of any right or remedy of either party upon any Default or Breach by the other party, and no exercise by a party of its rights pursuant to Section 25.15 to perform any duty which such party fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by a party unless such waiver is in writing signed by the party claimed to have waived. The waiver by any party of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3	ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4	BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(1) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(2) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d) Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5	LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not cured any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform; provided that if the nature of such default is such that it cannot reasonably be cured within thirty (30) days, then Landlord shall not be in default hereunder so long as it commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to conclusion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE 12

SURRENDER OF PREMISES

12.1	IN GENERAL

(a) Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in as clean, good and tenantable condition as existed at the Commencement Date, ordinary wear and tear, and damage caused by casualty or Landlord excepted; provided, however, that under no circumstances will Tenant be required to remove the Landlord Work or Tenant Work performed pursuant to the Workletter attached hereto as Exhibit B, or any Tenant Alterations as to which Landlord failed to advise Tenant of its required removal pursuant to this Section 12.1(b). Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant in accordance with this Section 12.1(b) may require Tenant, at its expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables may include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

(b) Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then, unless otherwise approved by Landlord in writing, Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.2	LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE 13

HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1	SUBSTANTIAL UNTENANTABILITY

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred and eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. Notwithstanding the foregoing, if the required repairs and restorations are not complete by the date which is 270 days from the date of casualty, Tenant may terminate this Lease by delivery of written notice thereof to Landlord (“Tenant’s Notice”), specifying a termination date not less than ten (10) days from the date of delivery of Tenant’s Notice; provided, however, that if such repairs and restoration are completed prior to the date of termination set forth in Tenant’s Notice, then Tenant’s Notice shall be null and void and this Lease shall continue in full force and effect.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property, trade fixtures and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the gross negligence or willful misconduct of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.2	INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises, other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3	RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4	WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15

EMINENT DOMAIN

15.1	TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2	TAKING OF PART

In the event a part of the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation), and the remaining portions of the Premises are not, in Tenant’s reasonable business judgment, adequate or feasible for Tenant’s economic continued operations therein, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord delivered within ten (10) days after such taking or condemnation. If this Lease is not so terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3	COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award for loss of good will and moving expenses, and in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE 16

INSURANCE

16.1	TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall have a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.2	FORM OF POLICIES

Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or materially amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.3	LANDLORD’S INSURANCE

(a) Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time.

(b) Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its reasonable discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4	WAIVER OF SUBROGATION

(a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses and to the extent payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible at no or minimal additional cost and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5	NOTICE OF CASUALTY

Tenant shall give Landlord, and Landlord shall give to Tenant, notice in case of a fire or accident in the Premises promptly after such party is aware of such event.

ARTICLE 17

WAIVER OF CLAIMS AND INDEMNITY

17.1	WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives the right to collect against Landlord any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees; provided, however, that if such damage or injury was material and was caused by any other tenant in the Project whose lease renders such tenant liable for losses or damages to other tenants, then Landlord shall assign to Tenant, or pursue on Tenant’s behalf and at Tenant’s sole cost and expense, Tenant’s reasonable claims against such other responsible tenant. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and

Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, payable to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2	INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance. This Article 17 shall survive the expiration or earlier termination of this Lease.

ARTICLE 18

RULES AND REGULATIONS

18.1	RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C-2 attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time, provided that such modifications and additions shall not materially increase Tenant’s obligations, or diminish Tenant’s rights, under this Lease.

18.2	ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

ARTICLE 19

LANDLORD’S RESERVED RIGHTS

Provided that Tenant’s use of or access to the Premises is not thereby materially impaired, Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last six (6) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20

ESTOPPEL CERTIFICATE

20.1	IN GENERAL

Within ten (10) business days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, or Tenant (the party requesting the same being referred to herein as the “Requesting Party” and the other party as the “Responding Party”) the Responding Party agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon the Responding Party, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in lawful possession of the Premises if that is the case; (iv) that the Requesting Party is not in default under this Lease, or, if the Responding Party believes the Requesting Party is in default, the nature thereof in detail; (v) that the Responding Party has no offsets or defenses to the performance of its obligations under this Lease (or if the Responding Party believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and that the Responding Party has no claims against the Requesting Party or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.2	ENFORCEMENT

In the event that a Responding Party fails timely to deliver an Estoppel Certificate, then the Requesting Party shall have the right to execute an Estoppel Certificate on behalf of the Responding Party, and the Responding Party shall be bound thereby and estopped to deny the truth of the matters therein stated.

ARTICLE 21

RELOCATION OF TENANT

At any time after the date of this Lease, Landlord may substitute for the Premises, other premises in the Project, EmeryStation I, EmeryStation North, EmeryStation East, Heritage Square or any other building which Landlord or its affiliates may own or control in Emeryville (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area and interior layout of the premises; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; (iii) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

ARTICLE 22

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1 are entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker.

ARTICLE 23

MORTGAGEE PROTECTION

23.1	SUBORDINATION AND ATTORNMENT

The effectiveness of this Lease shall be conditioned upon Landlord’s representation and warranty to Tenant that there is not an existing Mortgagee on the property. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) subject to any offset, defense or damages arising prior to the date of such sale out of a default of any obligations of any preceding Landlord; or (ii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor (if such consent is required under the terms of such Mortgage or ground lease); or (iii) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.2	MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant (“Tenant’s Notice of Default”), provided that prior to such Notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days from delivery of Tenant’s Notice of Default within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, so long as any Mortgagee or ground lessor has commenced its cure within such thirty (30) days, and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE 24

NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service which provides proof of delivery, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.1.

(c) Notices, demands or requests sent by mail or overnight courier service as described above shall be deemed delivered on the date of delivery shown on the return receipt or overnight courier’s proof of delivery or, if delivery is refused, then on the date that such delivery was refused. Notices may also be served by personal service upon any Registered Agent of Landlord or Tenant, and shall be effective upon such service.

(d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25

MISCELLANEOUS

25.1	LATE CHARGES

(a) All non-scheduled payments required hereunder (i.e., other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within thirty (30) days after Landlord’s demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b) In the event that Landlord has not received any installment of Rent due under this Lease on the date it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments. Notwithstanding the foregoing, no late charge shall be payable by Tenant on the first occasion in any twelve-month period of a delay in receipt of any payment hereunder, provided that Tenant delivers such payment to Landlord within two (2) business days after the date that it is otherwise due. Under no circumstances shall interest be payable on any late charge.

(c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

25.2	NO JURY TRIAL; VENUE; JURISDICTION

(a) To the fullest extent permitted by law, including laws enacted after the Commencement Date, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

(b) In the event that the foregoing waiver of jury trial is deemed invalid or unenforceable for any reason, any dispute with respect to the subject matter of this Lease (except an unlawful detainer action by Landlord) shall be resolved by a referee pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

(i) Within thirty (30) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon. If the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the County Superior Court where the Shopping Center is located.

(ii) The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

(iii) If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.

(iv) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

(v) The referee’s decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

(vi) The parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

(vii) The referee shall have the power to award damages and all other relief; provided, however, that the referee shall have no power to award punitive or consequential damages.

25.3	DISCRIMINATION

Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

25.4	NO OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.5	AUTHORITY

Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

25.6	ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto, including the Workletter, contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which either party has relied, except as expressly set forth herein. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.7	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.8	EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to enforce against Landlord any judgment in excess of such amount.

25.9	ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

25.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.08 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or affiliates of such entities. Upon such assignment and written assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

25.11	BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12	CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13	TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Landlord or Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law unless doing so would materially alter the parties’ essential bargain as set forth herein. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14	ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

25.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, and such failure remains uncured after notice and any applicable grace period, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable within ten (10) days following written demand by Landlord.

25.16	SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17	NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18	RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19	SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20	RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1 hereof.

TENANT:		LANDLORD:

Diassess Inc., a Delaware corporation		Hollis General Partnership a California general partnership

By:	/s/ John Waldeisen	By:	/s/ Richard K. Robbins

Print Name:	John Waldeisen		Richard K. Robbins General Partner

Its:	CEO & Co-Founder

Date:	February 2, 2015	Date:	February 2, 2015

EXHIBIT A

PLAN OF PREMISES

A-1

EXHIBIT B

WORKLETTER AGREEMENT

None

B-1

EXHIBIT C-1

RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals, and those animals incidental to Tenant’s Permitted Use.

9. Prior to leaving the Premises for the day, Tenant shall extinguish all lights.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for such items which are used by Tenant in the conduct of its business.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant. Tenant’s vendors and contractors will, prior to commencing any work on the Premises or Property, provide the Building Manager with a certificate of insurance that demonstrates insurance coverage amounts and limits determined by Landlord and which name Landlord and Building Manager as co-insureds.

17. Tenant’s contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted provided no offensive odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine except by such persons and in such manner as are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant’s lab operations and only in quantities suitable for immediate use.

31. Tenant shall not store any vehicle within the parking area. Tenant’s parking rights, if any, are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

32. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

COMMENCEMENT DATE AMENDMENT

Hollis General Partnership, a California general partnership (“Landlord”), and Diassess, Inc. a Delaware corporation (“Tenant”), have entered into a certain Lease dated as of January 30, 2015 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The Commencement Date (as defined in the Lease) of the Lease is __________.

3. The Expiration Date (as defined in the Lease) of the Lease is _______________.

4. Tenant hereby confirms the following:

(a)	That it has accepted possession of the premises pursuant to the terms of the Lease; and

(b)	That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

Diassess Inc.,	Hollis General Partnership

By:	By:
Print Name:	Richard K. Robbins
Its:	General Partner

RIDER-1

COMMENCEMENT DATE AMENDMENT

Hollis General Partnership, a California general partnership (“Landlord”), and Diassess, Inc. a Delaware corporation (“Tenant”), have entered into a certain Lease dated as of January 30, 2015 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.2(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The Commencement Date (as defined in the Lease) of the Lease is Feb 13, 2015.

3. The Expiration Date (as defined in the Lease) of the Lease is March 31, 2018.

4. Tenant hereby confirms the following:

(a)	That it has accepted possession of the premises pursuant to the terms of the Lease; and

(b)	That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:		LANDLORD:

Diassess Inc.,		Hollis General Partnership

By:	/s/ John Waldeisen	By:	/s/ Richard K. Robbins
Print Name:	John Waldeisen	Richard K. Robbins
Its:	CEO & Co-Founder	General Partner

RIDER-2

FIRST AMENDMENT TO THE LEASE AGREEMENT BETWEEN HOLLIS GENERAL

PARTNERSHIP (“LANDLORD”) AND DIASSESS, INC. (“TENANT”)

THIS AGREEMENT (the “First Amendment”) dated September 9, 2015 (the “First Amendment Effective Date”) amends that Hollis Property Lease (the “Original Lease”) made and entered into on January 30, 2015, between Hollis General Partnership (“Landlord”) and Diassess, Inc. (“Tenant”), for that 2,332 rentable square foot space located at 1412 62nd Street, Emeryville, CA (the “Existing Premises”). Effective upon the First Amendment Effective Date, the Original Lease and the First Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder. The specific terms of the First Amendment are as follows:

1. EXTENSION OF LEASE TERM:

The Lease term shall be extended for two (2) additional years, such that the new termination date will be April 30, 2020.

2. EXPANSION OF PREMISES BY ADDITION OF SUITE 1414a:

a.	Landlord will deliver, and Tenant will accept, possession of Suite 1414-A in its then ‘as-is’ condition, such delivery currently expected to occur November 1, 2015.

b.

Effective upon Landlord’s delivery of possession thereof to Tenant, Tenant’s Existing Premises shall be expanded by the addition thereto of the 720 rentable square feet Suite 1414A, as such is more specifically identified on the attached Exhibit A hereto (“Suite 1414A”). Following such addition to the Existing Premises of Suite 1414A, Tenant’s Premises will total 3,052 rentable square feet.

c.	In addition to the Monthly Base Rent for Tenant’s Existing Premises already called for in the Lease, Tenant shall pay Monthly Base rent in respect of Suite 1414A as follows:

Period	Monthly Base Rent Applicable to Suite 1414A
11/1/15 – 10/31/16:	$1,764.00
11/1/16 – 10/31/17:	$1,817.00
11/1/17 – 10/31/18:	$1,872.00
11/1/18 – 10/31/19:	$1,928.00
11/1/19 – 4/30/20:	$1,985.00

d.

Operating Expenses: In addition to Tenant’s operating expense obligations for the Existing Premises as specified in the Lease, Operational Expenses for Suite 1414A will have a Base Year of 2015, with Tenant paying all increases in such expenses above the Base Year amount. In addition, Tenant shall pay for one hundred percent (100%) of any and all janitorial services and electrical consumption with Suite 1414A.

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e.	Tenant Improvements: Landlord will contribute a maximum of $5,000.00 towards Tenant’s improvements to Suite 1414A, which improvements shall include a doorway connecting it to the original Premises.

f.

The Security Deposit called for in the existing Lease shall be increased by $1,764.00 to reflect the addition to Tenant’s Premises of Suite 1414A, such increased deposit amount to be remitted by Tenant to Landlord on or before November 1, 2015. Tenant’s failure to do so as specified shall constitute a Default.

3. ADDITIONAL EXPANSION OF PREMISES BY ADDITION OF SUITE 1414:

a.	Landlord will deliver, and Tenant will accept, possession of Suite 1414 in its then ‘as-is’ condition, such delivery currently expected to occur March 1, 2016.

b.

Effective upon Landlord’s delivery of possession thereof to Tenant, Tenant’s 3,052 rentable square foot Premises shall be expanded by the addition thereto of the 2,201 rentable square feet Suite 1414, as such is more specifically identified on the attached Exhibit A hereto (“Suite 1414”). Following such addition to the Premises of Suite 1414, Tenant’s Premises will total 5,253 rentable square feet. In addition to the Monthly Base Rent for Tenant’s 3,052 rentable square foot Premises already called for the Lease and in Section 2(b) above, Tenant shall pay Monthly Base rent in respect of Suite 1414 as follows:

Period	Monthly Base Rent Applicable to Suite 1414
3/1/16 – 2/28/17:	$5,392.00
3/1/17 – 2/28/18:	$5,554.00
3/1/18 – 2/28/19:	$5,720.00
3/1/19 – 4/30/20:	$5,892.00

c.

Operating Expenses: In addition to Tenant’s operating expense obligations for the 3,052 rentable square foot Premises as specified in the Lease and in Section 2(c) above, Operational Expenses for Suite 1414 will have a Base Year of 2015, with Tenant paying all increases in such expenses above the Base Year amount. In addition, Tenant shall pay for one hundred percent (100%) of any and all janitorial services and electrical consumption within Suite 1414.

d.

Tenant Improvements: Landlord will contribute a maximum of $5,000.00 towards Tenant’s improvements to Suite 1414, which improvements shall include a doorway connecting it to the rest of Tenant’s Premises.

e.

The Security Deposit called for in the Lease, as such is increased pursuant to Section 2(d) above, shall be further increased by $5,392.00 to reflect the addition to Tenant’s Premises of Suite 1414, such increased deposit amount to be remitted by Tenant to Landlord on or before March 1, 2016. Tenant’s failure to do so as specified shall constitute a Default.

Other than as modified by the terms of this First Amendment above, all other terms and conditions of the existing Lease shall remain in full force and effect.

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TENANT		LANDLORD

DIASSESS INC., a Delaware Corporation		HOLLIS GENERAL PARTNERSHIP

By:	/s/ John Waldeisen	/s/ Richard K. Robbins
Richard K. Robbins

Print Name:	John Waldeisen	10/16/15
Date
Its:	CEO

Date:	October 15, 2015

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COMMENCEMENT DATE AGREEMENT

Hollis General Partnership (“Landlord”) and Diassess Inc., (“Tenant”) have entered into a certain Office First Amendment dated as of September 9, 2015.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

4. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

5. The New Premises Commencement Date (as defined in the “Lease”) is November 3, 2015.

6. The New Premises Expiration Date (as defined in the “Lease”) is April 30, 2020.

7. Tenant hereby confirms the following:

a.	That it has accepted possession of the premises pursuant to the terms of the Lease;

b.	That the Lease is full force and effect.

8. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

9. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

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TENANT:		LANDLORD:

DIASSESS INC., a Delaware Corporation		HOLLIS GENERAL PARTNERSHIP

By:	/s/ John Waldeisen	By:	/s/ Richard K. Robbins
Richard K. Robbins
Print Name:	John Waldeisen		Managing Manager
		Date:	November 2nd, 2015
Its:	CEO

Date:	November 2nd, 2015

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SECOND AMENDMENT TO THE LEASE AGREEMENT BETWEEN HOLLIS GENERAL

PARTNERSHIP (“LANDLORD”) AND DIASSESS, INC. (“TENANT”)

THIS AGREEMENT (the “Second Amendment”) dated April 1, 2017 (the “Second Amendment Effective Date”) amends that Hollis Property Lease (the “Original Lease”) made and entered into on January 30, 2015, between Hollis General Partnership (“Landlord”), and Diassess, Inc. (“Tenant”), and amended by the First Amendment dated September 9, 2015, Effective upon the Second Amendment Effective Date, the Original Lease and the First Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder. The specific terms of the Second Amendment are as follows:

1.	EXPANSION OF PREMISES BY ADDITION OF SUITE 1410:

a.

Landlord will deliver, and Tenant will accept, possession of Suite 1410 in its then ‘as-is’ condition, such delivery currently expected to occur April 4, 2017, (“Delivery Date”). On such Delivery Date, Suite 1410; shall be absorbed by suite 1412 and become a component of the Premises. Hence, 1412 shall expand by 1,100 rentable square feet to become 6,353 rentable square feet. The expiration date for the entire Premises shall be April 30, 2020.

b.	The Monthly Base Rent for the additional 1,100 rentable square feet, Tenant shall be as follows:,

Period	Monthly Base Rent Applicable to the Additional
1,100 rsf
4/4/17 – 4/30/2017:	$2,623.51
5/1/17 – 3/31/2018:	$2,915.00
4/1/18 – 3/31/2019:	$3,002.45
4/1/19 – 4/31/2020:	$3,092.52

c.

Operating Expenses: In audition to Tenant’s operating expense obligations for the Existing Premises as specified in the Lease, Operational Expenses for the additional 1,100 rentable square feet, formally known as suite 1410, will have a Base Year of 2015, with Tenant paying all increases in such expenses above the Base Year t. In addition, Tenant shall pay for one hundred percent (100%) of any and all janitorial services and electrical consumption within the additional 1,100 rentable square feet.

d.

Tenant Improvement Allowance: Landlord will contribute a maximum of $14,000.00 towards the Tenant’s improvements made within and only to the additional 1,100 rentable square feet. Such improvements shall include a doorway connecting the 1,100 rentable square feet to the original Premises. Tenant Improvement Allowance will be made available through 3/31/2018. After such date, any remaining balance will no longer be accessible.

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e.

The Security Deposit called for in the existing Lease shall be increased by $2,915.00 to reflect the additional rentable square footage of 1,100. Such increased deposit amount to be remitted by Tenant to Landlord upon execution of this document by Tenant.

2.	INSPECTION BY A CASP IN ACCORDANCE WITH CIVILS 1938: The following language shall be added to the Lease:

“To Landlord’s actual knowledge, the property being leased or rented pursuant to the Lease has not undergone inspection by a Certified Access Specialist (“CASp”). A CASp can inspect the subject Premises and determine whether the subject complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on a commercially-reasonable basis on the arrangement for the time and manner of any CASp inspection, the payment of any fee for a CASp inspection, and the cost of making any necessary repairs necessary to correct violations of construction-related accessibility standards within the Premises. The forgoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s, respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease.”

3.

BROKERAGE: Tenant hereby represents and warrants to Landlord that it has represented itself in this transaction and that no commission or other such fee shall be due and payable to any claimed representative of Tenant as` result hereof.

Other than as modified by the terms of this Second Amendment above, all other terms and conditions of the existing Lease Man remain in full force and effect.

TENANT		LANDLORD

DIASSESS INC., Delaware Corporation		HOLLIS GENERAL PARTNERSHIP

By:	/s/ John Waldeisen	/s/ Richard K. Robbins
Print Name:	John Waldeisen	Richard K. Robbins

Its:	CEO	4/4/17
Date
Date:	April 4th, 2017

2

THIRD AMENDMENT TO

LEASE BETWEEN

HOLLIS GENERAL PARTNERSHIP (LANDLORD)

AND

DIASSESS, INC. (TENANT)

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is entered into as of June 29th, 2018 (the “Third Amendment Effective Date”), by and between Hollis General Partnership, a California general partnership (“Landlord”) and Diassess, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to that certain lease dated as of January 30, 2015 (the “Original Lease”), which Original Lease was amended pursuant to the terms of that First Amendment to Lease dated September 9, 2015 (the “First Amendment”), and pursuant to the terms of that Second Amendment to Lease dated April 1, 2017 (the “Second Amendment”), the Original Lease and First and Second Amendments thereto collectively constituting and being referred to as the Lease. Pursuant to the terms set forth therein, Tenant leases a Premises totaling 6,353 rentable square feet (the “Existing Premises”). The Existing Premises consists of the contiguous suites originally referred to individually as: a) 1412 62nd St (“1412”, measuring 2,332 rentable square feet), 1414 62nd St (“1414”, measuring 2,201 rentable square feet), 1414A 62nd St (“1414A”, measuring 720 rentable square feet) and 1410 62nd St (“1410”, measuring 1,100 rentable square feet). The Term of the Lease is set to expire April 30, 2020.

B. Tenant has requested to lease from Landlord, and Landlord has agreed to lease to Tenant, that 4,211 rentable square foot suite referred to as 6251 Hollis St., as such is more fully defined in Exhibit A attached hereto (the “6251”). Landlord’s lease of 6251 to Tenant shall be pursuant to the terms of the Lease, as modified by the terms of this Third Amendment set forth below.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. INCORPORATION OF THE THIRD AMENDMENT INTO THE LEASE:

Effective upon the Third Amendment Effective Date, the existing Lease and this Third Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder.

2. CONDITION OF 6251:

Tenant agrees to accept delivery of possession of 6251 from Landlord in its existing as-is condition, with no obligation on Landlord’s part to further improve 6251 other than as specifically set forth in Exhibit B hereto. The scope of work set forth in Exhibit B shall be referred to as “Landlord Work”. The Landlord Work shall be paid for at Landlord’s sole cost and expense.

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3. COMMENCEMENT AND TERM AS THEY RELATE TO 6251:

Upon Landlord’s delivery of possession of 6251 to Tenant with the Landlord Work Substantially Complete, the Term of the Lease as it pertains to 6251 shall commence (the “6251 Commencement Date”). Landlord and Tenant shall document the occurrence of the 6251 Commencement Date with a Commencement Date Amendment, the form of which is attached to the Lease as Rider 1. Effective upon the 6251 Commencement Date, the 4,211 rentable square feet constituting 6251 shall be added to Tenant’s Existing Premises to become a total of 10,564 rentable square feet. The Existing Premises, expanded by the addition thereto of 6251, shall constitute and be referred to as the Premises for all purposes under the Lease, and shall be subject to all the terms and conditions of the Lease related thereto.

The Lease Term as it relates to 6251 shall expire on the last day of the sixty-first (61st) full month following the 6251 Commencement Date, said date being referred to as the “6251 Expiration Date”. The period commencing with the 6251 Commencement Date and ending with the 6251 Expiration Date shall be referred to as the “6251 Lease Term”. Landlord and Tenant acknowledge and agree that the Expiration Date of the Lease as it pertains to the Existing Premises occurs before the Expiration Date of the Lease as it pertains to 6251.

4. MONTHLY BASE RENT:

Monthly Base Rent applicable to the Existing Premises is as set forth in the Existing Lease. Monthly Base Rent applicable to 6251 shall be as follows:

Monthly Base Rent for the period starting on the 6251 Commencement Date and ending on the last day of the twelfth full calendar month following the 6251 Commencement Date shall be $14,317.40. Upon the first day of the thirteenth (13th) full calendar month following the 6251 Commencement Date, and annually thereafter throughout the 6251 Lease Term, Monthly Base Rent applicable to 6251 shall increase three percent (3%).

Notwithstanding the forgoing, the first two (2) full calendar months of the 6251 Lease Term shall be free of Monthly Base Rent as it applies to 6251 (but not as it applies to any of the Existing Premises).

Monthly Base Rent for the Premises shall be the sum of Monthly Base Rent as it applies to the Existing Premises plus Monthly Base Rent as it applies to 6251.

5. EXPENSES:

Landlord and Tenant hereby acknowledge and agree that Tenant is obligated to pay one hundred percent of all janitorial and electrical charges associated with the Existing Premises. In addition to the aforementioned, Tenant is also obligated to pay Tenant’s Share (calculated based on the Existing Premises’ rentable area) of all increases in Operating Expenses and Taxes above a 2015 Base Year (“Existing Premises Expense Increases”).

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Effective upon the 6251 Commencement Date, Tenant shall also be obligated to pay one hundred percent of all janitorial and electrical charges associated with 6251. In addition, effective upon the first (15t) anniversary of the 6251 Commencement Date, Tenant shall also be obligated to pay Tenant’s Share (calculated based on the 6251 rentable area) of all increases in Operating Expenses and Taxes above a 2018 Base Year (“6251 Expense Increases”).

Tenant’s payment of all Existing Premises Increase and of 6251 Expense Increases shall be made in the form of Rent Adjustments and Rent Adjustment Deposits, pursuant to the terms and conditions pertaining thereto set forth in the Lease.

6. SIGNAGE:

Landlord shall provide standard Building Directory signage identifying Tenant at Landlord’s sole cost and expense.

7. SECURITY DEPOSIT:

The existing $16,314.19 Security Deposit shall be increased by $28,634.80 (representing two (2) months of Monthly Base Rent as it applies to 6251) to become a total of $44,948.99. This additional Security Deposit amount shall be remitted to Landlord in good and collectible funds no later than three (3) days following the Third Amendment Effective Date.

8. CONTINGENCY:

Tenant has advised Landlord that it is in the process of raising additional funding, which additional funding is expected to be available to Tenant in the near future (the “Additional Tenant Funding”). Within thirty (30) days of the Third Amendment Effective Date (the “Contingency Period”), Tenant shall provide reasonable evidence of the funding of, and specific details about, the Additional Tenant Funding, including its total amount and any portions of such funding that may be staged and dependent on achievement of milestones, etc. In the event Tenant has not secured the Additional Tenant Funding within said thirty (30) day period or the details of such funding are not satisfactory to Landlord, in Landlord’s sole and absolute discretion, to enable Tenant to meet the financial obligations of this Lease and Tenant’s other obligations, Landlord may, upon formal written notice to Tenant, terminate the effectiveness of this Third Amendment (“Landlord Termination”). In the event of a Landlord Termination, it will be as if the Third Amendment never existed. The Existing Lease will remain in full force and effect and any amount of increased Security Deposit for the Third Amendment (as described in Section 7 above) which has already been remitted by Tenant to Landlord will be promptly returned by Landlord to Tenant. In the event the Contingency Period expires without a Landlord Termination, this Third Amendment will remain in full force and effect.

9. MISCELLANEOUS:

a.	This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

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b.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

c.	In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

d.

Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant.

e.

Capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

f.

Tenant hereby represents to Landlord that it has been represented by Stephen Carlson of CRESA (“Tenant’s Broker”) in this Third Amendment, and that (other than for Tenant’s Broker) Tenant has dealt with no broker in connection with this Third Amendment, and that no broker or other commission or finder’s fee from anyone other than Tenant’s Broker claiming to be Tenant’s representative shall be due and payable by Landlord. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers other than Tenant’s Broker claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Third Amendment other than Jonathan Tomasco at Newmark/Cornish & Carey (“Landlord’s Broker”), and that Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers (other than Landlord’s Broker) claiming to have represented Landlord in connection with this Third Amendment. Landlord and Tenant hereby agree that no commission to either Landlord’s nor to Tenant’s Brokers shall be deemed earned and due from Landlord unless and until the Contingency Period passes without a Landlord Termination.

g.	Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

h.

Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

i.

This Third Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Third Amendment may be executed in so-called “pdf’ format and each party has the right to rely upon a pdf counterpart of this Third Amendment signed by the other party to the same extent as if such party had received an original counterpart.

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j.

To Landlord’s actual knowledge, the property being leased or rented pursuant to the Lease has not undergone inspection by a Certified Access Specialist (“CASp”). A CASp can inspect the Premises and determine whether the subject complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on a commercially-reasonable basis on the arrangements for the time and manner of any CASp inspection, the payment of any fee for a CASp inspection, and the cost of making any necessary repairs necessary to correct violations of construction-related accessibility standards within the Premises. The forgoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease.

(signatures appear on following page)

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

LANDLORD:

Hollis General Partnership, a California general partnership

By:	/s/ Richard K. Robbins
Richard K. Robbins, its General Partner

TENANT:

DiAssess Inc., a Delaware corporation

By:	/s/ John Waldeisen
Print Name: John Waldeisen
Its: CEO & Co-founder

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EXHIBIT A

6251 Hollis St

EXHIBIT B

LANDLORD WORK

Landlord will turn-key the Landlord Work described below, applying Landlord’s Building Standards. Any additional mechanical/electrical/ plumbing improvements or finish upgrades that may be requested by Tenant will be subject to Landlord approval and shall be at the sole cost of Tenant. Landlord will construct additional approved improvements at Tenant’s cost pursuant to the Workletter. Tenant to pay for FF&E, appliances, cabling, finish upgrades and alternates, and any additional work requested.

BASE CABINET W/ SINK & POINT OF USE WATER HEATER
OFFICE 1
CARPET
OFFICE 2
CARPET
CONF. RM.
CARPET
A
A
CARPET
Carpet
PARTITIONS FULL HEIGHT U.O.N.
Kitchenette to be relocated here
B
Vinyl Flooring

1) New Doors to match existing door (B) w/ Full glass inserts

2) Kitchen to include double sink and hook ups for dishwasher, fridge, & microwave. Tenant to provide appliances.

3) Kitchen to have vinyl flooring 3 feet from the edge of the counter.

EXHIBIT B-1

WORKLETTER AGREEMENT

(TURN-KEY)

1. Defined Terms. Capitalized Terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for Terms capitalized in the ordinary course of punctuation. For purposes of this Workletter, the following capitalized terms have the following meanings:

1.1. “Landlord Work” means the construction and installation of the Tenant Improvements.

1.2 “Design Documents” means the layout plans and specifications for the Tenant Improvements to be constructed in the Premises and which are attached as Exhibit B-1.

1.3 “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the Tenant Improvements to be constructed in the Premises, and shall be based upon and consistent with the Design Documents.

1.4 “Tenant Improvements” means all of the initial improvements to be constructed as shown on the Construction Drawings, as they may be modified as provided herein.

2. Design Matters.

2.1 Landlord shall cause, and Tenant shall fully cooperate with, Landlord’s Architect to complete Construction Drawings in as an efficient and timely manner as possible. Any failure by Tenant to supply information and/or to provide authorizations or approvals within three (3) business days of Landlord’s written request (including requests by electronic mail) shall constitute a Tenant Delay. Landlord and Tenant agree that the Tenant Improvements will generally adhere to Landlord’s Building Standards and will not include materials or equipment that require unusually long fabrication or delivery times (“Long Lead Time Items”). The Construction Drawings submitted by Landlord’s Architect to Landlord shall be submitted to Tenant for its prompt review and approval, which approval shall not be unreasonably withheld or delayed if the Construction Drawings are in material conformance with the Design Drawings. The Construction Drawings submitted by the Design Group to Landlord shall be submitted to Tenant for its prompt review and approval, which approval shall not be unreasonably withheld or delayed if the Construction Drawings are in material conformance with the Design Drawings. The Construction Drawings so approved by Tenant shall be referred to herein as the “Approved Construction Drawings.” 2.2 Tenant shall be responsible for the suitability of the design and function of all Tenant Improvements for the Tenant’s needs and business purposes.

3. Construction; Tenant Improvement Costs.

3.1. Tenant Improvement Costs. The cost of the Tenant Improvements (“Tenant Improvement Costs”) shall be paid by Landlord. The Tenant Improvement Costs shall include, without limitation, (a) the costs of the Landlord’s Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Construction Drawings, (b) all costs of interior design and finish plans and specifications with respect to the Tenant Improvements; (c) all costs of procuring, installing and constructing the Tenant Improvements, including: (i) the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Contractor in connection with, and reasonably allocable to, construction of the Tenant Improvements; (ii) the cost of any services or utilities made available by Landlord, and (iv) the cost of any and all permits and governmental approvals; and (d) Landlord’s construction management fee. In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, (ii) any additional power or HVAC in tenant’s telco/server /switch room, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

3.2. Limitations of Landlord’s Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof that is defective or is otherwise not in compliance with the Approved Construction Drawings and any approved modifications thereof, as provided in the Lease. The punchlist of remaining Landlord Work shall be prepared by Tenant no later than ten (10) days after Substantial Completion of the Tenant Improvements. Landlord shall make commercially-reasonable efforts to have its general contractor complete all punchlist items within thirty (30) days thereafter, or such longer period as may reasonably be necessary to correct such punchlist item, provided that Landlord’s general contractor commences such correction during such thirty (30) day period and thereafter diligently prosecutes such correction to completion.

4. Changes. If Tenant shall request any change, addition or alteration in the Approved Construction Drawings, Landlord shall, within no more than five (5) business days, give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within two (2) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work specified therein, and the foregoing shall constitute Landlord’s authorization to proceed. If such written authorization and check are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord the amount, if any, of the actual cost of the Change Order in excess of the estimated costs thereof previously paid by Tenant. Any delay in Substantial Completion of the Tenant Improvements resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay.

5. Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed beyond the Projected Commencement Date due to Tenant Delay (defined in the Lease or otherwise expressly identified as such herein), the provisions of the Lease shall apply. In the event of any dispute between Landlord and Tenant regarding (i) the occurrence or alleged occurrence, or the duration, of any Tenant Delay, or (ii) Substantial Completion of the Tenant Improvements, the parties agree to attempt to resolve such dispute promptly and in good faith; provided, however, that if the parties are unable to resolve such dispute within ten (10) days after such dispute arises, the parties shall retain an independent third party architect familiar with construction in the vicinity of the Project of tenant improvements similar in nature to the Tenant Improvements to arbitrate such dispute, which third party arbitrator shall have the authority to make a final and binding resolution of such dispute, and the parties shall share equally the fees and charges of such arbitrator.

6. Entry by Tenant. Tenant may enter the Premises during construction of the Tenant Improvements and prior to the Commencement Date in accordance with the Lease.

7. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder (after applicable notice and cure periods) shall have the same force and effect as a Default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

8. Representatives of Parties.

(a) Landlord has initially designated Geoffrey Sears as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Workletter. Landlord shall have the right to replace its representative at any time.

(b) Tenant has designated Dieu White as its sole representative with respect to the matters set forth in this Workletter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter.

COMMENCEMENT DATE AGREEMENT

Expansion Suite 6251

Hollis General Partnership (“Landlord”) and Diassess Inc., (“Tenant”) have entered into a certain Office Third Amendment dated as of June 29, 2018.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Third Amendment as provided for in Section 2 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

4. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

5. The 6251 Commencement Date (as defined in the “Lease”) is December 14, 2018.

6. The 6251 Expiration Date (as defined in the “Lease”) is January 31, 2024.

7. Tenant hereby confirms the following:

a. That the landlords work is substantially complete;

b. That the Lease is full force and effect.

8. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

9. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:		LANDLORD:

DIASSESS INC., a Delaware Corporation		HOLLIS GENERAL PARTNERSHIP a California general partnership

By:	/s/ John Waldeisen	By:	HSP Ltd., a California Limited Partnership
Print Name: John Waldeisen		Its:	General Partner
Its: CEO
Date: 2018-12-19			By:	Wareham-NZL, LLC
			Its:	General Partner

				By:	/s/ Richard K. Robbins
Name: Richard K. Robbins
Its: Manager
Date: 12/27/18

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FOURTH AMENDMENT TO

LEASE BETWEEN

HOLLIS GENERAL PARTNERSHIP (LANDLORD)

AND

DIASSESS, INC. (TENANT)

THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) is entered into as of May 29, 2019 (the “Fourth Amendment Effective Date”), by and between Hollis General Partnership, a California general partnership (“Landlord”) and DiAssess, Inc., a Delaware corporation which officially changed its name to Lucira Health, Inc. via that Certificate of Amendment dated April 22, 2019 and attached hereto as Exhibit B (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to that certain lease dated as of January 30, 2015 (the “Original Lease”), which Original Lease was amended pursuant to the terms of that First Amendment to Lease dated September 9, 2015 (the “First Amendment”), and pursuant to the terms of that Second Amendment to Lease dated April 1, 2017 (the “Second Amendment”), and pursuant to the terms of that Third Amendment to Lease dated June 29, 2018 (the “Third Amendment”), the Original Lease and First, Second and Third Amendments thereto collectively constituting and being referred to as the Lease. Pursuant to the terms set forth therein, Tenant leases a Premises totaling 10,564 rentable square feet (the “Existing Premises”). The Existing Premises consists of two primary spaces, specifically:

1) several contiguous suites located along 62nd Street which together total 6,353 rentable square feet and are referred to herein as the “62nd Street Space”, such separate suites originally referred to individually as: a) 1412 62nd St (measuring 2,332 rentable square feet), b) 1414 62nd St (measuring 2,201 rentable square feet), c) 1414A 62nd St (measuring 720 rentable square feet) and d) 1410 62nd St (measuring 1,100 rentable square feet), and

2) the 4,211 rentable square foot suite located at 6251 Hollis Street, referred to herein as the “Hollis Street Space”.

B. The Term of the Lease as it relates to the 62nd Street Space currently expires April 30, 2020 and the Term of the Lease as it relates to the Hollis Street Space currently expires January 31, 2024.

C. Tenant has requested of Landlord, and Landlord has agreed, to extend the Term of the Lease as it relates to the 62nd Street Space to make the Expiration Date applicable to the 62nd Street Space March 31, 2022 pursuant to the terms set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

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10. INCORPORATION OF THE FOURTH AMENDMENT INTO THE LEASE:

Effective upon the Fourth Amendment Effective Date, the existing Lease and this Fourth Amendment thereto shall collectively constitute and be referred to as the Lease for all purposes thereunder.

11. EXTENSION OF LEASE TERM AS IT RELATES TO THE 62nd STREET SPACE:

The Term of the Lease as it relates to the 62nd Street Space is hereby extended such that the Expiration Date applicable to the 62nd Street Space shall become March 31, 2022. The Expiration Date of the Lease as it relates to the Hollis Street Space shall remain January 31, 2024.

12. MONTHLY BASE RENT:

Monthly Base Rent and expenses (namely 100% of janitorial and utilities costs as well as Tenant’s Share of all increases in Operating Expenses and Taxes above a 2018 Base Year) applicable to the Hollis Street Space shall be as set forth in the Lease. Up to and including March 31, 2020, Monthly Base Rent and expenses (namely 100% of janitorial and utilities costs as well as Tenant’s Share of all increases in Operating Expenses and Taxes above a 2015 Base Year) applicable to the 62nd Street Space shall be as set forth in the Lease. Beginning April 1, 2020 and thereafter, through the March 31, 2022 extended Expiration Date of the Lease as it relates to the 62nd Street Space, the Monthly Base Rent applicable to the 62nd Street Space shall be as follows:

PERIOD	MONTHLY BASE RENT
May 1, 2020 – December 31, 2020	$22,235.50

Commencing January 1, 2021 and annually thereafter, Monthly Base Rent applicable to the 62nd Street Space will increase 3%. Monthly Base Rent for the Premises shall be the sum of Monthly Base Rent as it applies to the 62nd Street Space plus Monthly Base Rent as it applies to the Hollis Street Space

13. EXPENSES:

Landlord and Tenant hereby acknowledge and agree that Tenant is, throughout the Term, obligated to pay one hundred percent of all janitorial and electrical charges associated with the Premises (both the 62nd Street Space and the Hollis Street Space). In addition to the aforementioned, Tenant is obligated to pay Tenant’s Share (calculated based on the Hollis Street Space’s rentable area) of all increases in Operating Expenses and Taxes above a 2018 Base Year. Up to and including April 30, 2020, Tenant is also obligated to pay Tenant’s Share (calculated based on the 62nd Street Space’s rentable area) of all increases in Operating Expenses and Taxes above a 2015 Base Year. Commencing May 1, 2020 and thereafter, Tenant’s Base Year as it applies to the 62nd Street Space will change to 2018 such that Tenant shall be obligated to pay Tenant’s Share (calculated based on the 62nd Street Space’s rentable area) of all increases in Operating Expenses and Taxes above said 2018 Base Year.

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14. LANDLORD WORK:

In consideration for the extension of the Lease Term as it relates to the 62nd Street Space more specifically outlined herein, Landlord agrees, at Landlord’s sole cost and expense, to make the improvements outlined in Exhibit A hereto to the Hollis Street Space (the “Landlord Work”). Landlord agrees to use commercially-reasonable efforts to commence and complete the Landlord Work within forty-five (45) days following the Fourth Amendment Effective Date.

15.	MISCELLANEOUS:

a.	This Fourth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

b.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

c.	In the case of any inconsistency between the provisions of the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall govern and control.

d.

Submission of this Fourth Amendment by Landlord is not an offer to enter into this Fourth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fourth Amendment until Landlord has executed and delivered the same to Tenant.

e.

Capitalized terms used in this Fourth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Fourth Amendment.

f.

Tenant hereby represents to Landlord that it has been represented by Stephen Carlson of CRESA (“Tenant’s Broker”) in relation to this Fourth Amendment, and that, other than for Tenant’s Broker, Tenant has dealt with no broker in connection with this Fourth Amendment, and that no broker or other commission or finder’s fee from anyone other than Tenant’s Broker claiming to be Tenant’s representative shall be due and payable by Landlord. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers other than Tenant’s Broker claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Fourth Amendment, and that Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Fourth Amendment.

g.	Each signatory of this Fourth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

h.	Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in

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compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

i.

This Fourth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Third Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Fourth Amendment signed by the other party to the same extent as if such party had received an original counterpart.

j.

To Landlord’s actual knowledge, the property being leased or rented pursuant to the Lease has not undergone inspection by a Certified Access Specialist (“CASp”). A CASp can inspect the Premises and determine whether the subject complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall mutually agree on a commercially-reasonable basis on the arrangements for the time and manner of any CASp inspection, the payment of any fee for a CASp inspection, and the cost of making any necessary repairs necessary to correct violations of construction-related accessibility standards within the Premises. The forgoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease.

(signatures appear on following page)

4

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment as of the day and year first above written.

LANDLORD:

Hollis General Partnership, A California general partnership

By:	/s/ Richard K. Robbins
Richard K. Robbins, its General Partner

TENANT:

Lucira Health, Inc.
A Delaware corporation

By:	/s/ Erik T. Engelson
Print Name: Erik T. Engelson
Its: President and CEO

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EXHIBIT A

LANDLORD WORK

•	Landlord shall, at Landlord’s sole cost and expense, install five (5) electronic locks and card readers in Tenant’s Premises, such readers to connect to Landlord’s existing security system head end.

•	Landlord shall, at Landlord’s sole cost and expense, install roll-down shades in the Hollis Street frontage windows of Tenant’s Premises.

EXHIBIT B

CERTIFICATE OF AMENDMENT CHANGING NAME OF TENANT

FIFTH AMENDMENT

TO LEASE AGREEMENT

This Agreement dated July 25, 2020 refers to a Lease made and entered into on January 30, 2015 between Hollis General Partnership (“Landlord”), and Diassess, Inc., a Delaware Corporation (“Tenant”), for the Premises 1412 62nd Street, Emeryville, CA, modified by the Fourth Amendment to an agreement between Hollis General Partnership (“Landlord”) and Lucira Health, Inc. (“Tenant”) on May 29, 2019. With respect to that certain lease agreement (“Lease”) between the same parties, this Fifth Amendment modifies the terms and conditions of such amended Lease as follows:

A. Together the Original Lease and the First through Fifth Amendments shall be referred to as the Lease for all purposes,

B. Landlord and Tenant desire to temporarily increase the Premises to include the 2,718 square feet of suite 1517.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Agreement

1. Definitions; Recitals. Unless otherwise specified herein, all capitalized terms used in this Amendment are used as defined in the Lease. The parties acknowledged the truthfulness of the foregoing Recitals, which are hereby incorporated into this Amendment.

2. Inconsistencies. To the extent that there are any inconsistencies between the terms of the Lease and this Amendment, the terms of this Amendment shall control.

3. Premises. The Premises of the Lease is hereby immediately increased to include the entire Suite 1517, as shown on “Exhibit A”.

4. Monthly Base Rent. On August 1, 2020, the schedule of Base Rent payable shall increase by $2,275. All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease. Tenant shall also remit prorated monthly rent for its prorated portion of July Base Rent.

5. Term. The lease term will be six (6 months).

6. Tenant’s Share. Tenant’s Share shall will not increase for this short term occupancy. Tenant shall be responsible for its utilities and janitorial expenses.

7. Security. Tenant will maintain responsibility for locking and unlocking the suite’s exterior doors.

8. Tenant’s Space “As-Is”. Landlord shall not have any obligation to make any alterations, modification or improvements to the Premises whatsoever.

9. Landlord Work. Landlord has no remaining Landlord Work obligations under the Lease.

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10. Inspection by at CASp in Accordance with Civil Code Section 1938. To Landlord’s actual knowledge, the property being leased or rented pursuant to the Lease (as amended by this Amendment) has not undergone inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the subject space and determine whether the subject space comply with all of the applicable construction-related accessibility standards under state later. Although state law does not require a CASp inspection of the subject space, the commercial property owner or lessor may not prohibit the Tenant from obtaining a CASp inspection of the subject space for the occupancy or potential occupancy of the Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. The foregoing verification is included in this Amendment solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease.

11. Brokers. Landlord and Tenant each warrant and represent to the other in the negotiating or making or this Amendment that neither such representing party nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission. Landlord and Tenant shall each indemnify and hold the other harmless from any claim or claims, including costs, attorneys’ fees incurred by the other or asserted by any broker or finder for a fee or commission based on any dealings with or statements made by the representing party or representatives.

12. Agreement in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect. The parties hereby ratify the Lease, as amended hereby.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

SIGNATURES ON FOLLOWING PAGE.

2

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date set forth above.

TENANT:		LANDLORD:

Lucira Health, Inc., a Delaware corporation		By: HSP Ltd., a California Limited Partnership
Its: General Partner
		By:	Wareham-NZL, LLC
		Its:	General Partner
/s/ Erik T. Engelson			By:	/s/ Richard K. Robbins
By:	Erik T. Engelson		Name:	Richard K. Robbins
Its: President & CEO			Its:	Manager
Date: Jul-22-2020 9:57 PM PDT		Date:	7/23/20

EXHIBIT A

PREMISES; LIMITED TO SPACE SHOWN BELOW FOR SUITE 1517